Exhibit 10.5
AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT
This amendment to the Amended and Restated Employment Agreement (“Amendment”) made as of this 21st day of July, 2022, is by and between Casella Waste Systems, Inc., a Delaware corporation with an address of 25 Greens Hill Lane, Rutland, VT 05701 (“Casella”) and Edwin Johnson, an individual and a resident of Center Rutland, Vermont (“Johnson”).
WHEREAS, Casella and Johnson are parties to that certain Amended and Restated Employment Agreement (“Agreement”) dated as of June 20, 2022; and
WHEREAS, the Agreement remains in full force and effect, however, Casella and Johnson wish to clarify a certain term of the Agreement.
NOW THEREFORE, in consideration of the foregoing premises, and the mutual conditions and covenants contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:
1.Section 3.7 of the Agreement, Equity Awards, shall be deleted in its entirety and replaced with the following:
Equity Awards. Employee shall no longer be eligible to receive equity awards, and any outstanding equity awards shall be terminated as of June 30, 2022.
All other terms and conditions in the Agreement remain in effect.
IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement effective the day and year first above written.

	CASELLA WASTE SYSTEMS, INC.		EDWIN JOHNSON
By:	/s/ Jason Mead	By:	/s/ Edwin Johnson
Name:	Jason Mead	Name:	Edwin D. Johnson
Title:	SVP and Treasurer	Title:	Senior Operations Advisor

2